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AIM MODERATE ALLOCATION FUND                                       SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          26

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
72DD.       1  Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                                  $10,989
            2  Dividends for a second class of open-end company shares (000's Omitted)
               Class B                                  $ 2,467
               Class C                                  $ 2,866
               Class R                                  $   610
               Class S                                  $   500
               Class Y                                  $    42
               Institutional Class                      $     -

73A.           Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1  Dividends from net investment income
               Class A                                   0.3496
            2  Dividends for a second class of open-end company shares (form nnn.nnnn)
               Class B                                   0.2824
               Class C                                   0.2824
               Class R                                   0.3273
               Class S                                   0.3521
               Class Y                                   0.3728
               Institutional Class                       0.3728

74U.        1  Number of shares outstanding (000's Omitted)
               Class A                                   32,487
            2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                                    8,934
               Class C                                   10,406
               Class R                                    1,963
               Class S                                    1,872
               Class Y                                      118
               Institutional Class                            1

74V.        1  Net asset value per share (to nearest cent)
               Class A                                  $  9.63
            2  Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                                  $  9.59
               Class C                                  $  9.59
               Class R                                  $  9.62
               Class S                                  $  9.62
               Class Y                                  $  9.62
               Institutional Class                      $  9.66
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